Exhibit 23.4

RP® FINANCIAL, LC.

Financial Services Industry Consultants

March 17, 2006

Board of Directors

Northeast Community Bank

325 Hamilton Avenue

White Plains, New York 10601

Members of the Board of Directors:

We hereby consent to the use of our firm’s name in the Form MHC-1, Form MHC-2, and any amendments thereto to be filed with Office of Thrift Supervision, and in the Registration Statement on Form S-1, and any amendments thereto to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of Northeast Community Bancorp, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,

/s/  RP Financial, L.C.

RP® FINANCIAL, LC.

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